Exhibit 99.1

PRESS RELEASE

Pieris Pharmaceuticals Reports Financial Results for the Second

Quarter Ended June 30, 2015

Company to Host an Investor Conference Call on Thursday,

August 13, 2015 at 10:00 AM EDT

FREISING, GERMANY, August 12, 2015 – Pieris Pharmaceuticals, Inc. (NASDAQ:PIRS), a biotechnology company advancing its proprietary Anticalin® biotherapeutic technologies, today reported financial results for the second quarter of 2015, and provided an update on the Company’s recent developments.

“Over the past six months, Pieris has made significant progress across the board,” said Stephen Yoder, President and CEO. “In July we closed a public offering of our common stock, raising $28.3 million, including the over-allotment. The financing was anchored by strong institutional investors and also resulted in an up-listing of our common stock to the NASDAQ. This capital will enable Pieris to continue creating value through the addition of key personnel and furthering development of our pipeline programs.”

Mr. Yoder continued, “We also recently completed the dosing of healthy volunteers in the Phase I clinical trial program for PRS-080, our anti-hepcidin Anticalin therapeutic designed to treat anemia. Separately, we have advanced our PRS-300 Series of multispecifics immuno-oncology therapeutic proteins and believe we remain on track to nominate a development candidate by the end of this year to advance to IND-readiness. These milestones in our proprietary development programs are complemented by our continued partnerships with Sanofi and Daiichi Sankyo, the latter of which recently awarded us a seventh milestone payment.”

Corporate Highlights:

•	Completed a successful public offering of 10,302,736 shares of common stock including the over-allotment, for total gross proceeds, of $28.3 million
•	Uplisted to the NASDAQ
•	Received seventh milestone payment from Daiichi Sankyo collaborations to develop Anticalin® therapeutics

Pipeline Update:

PRS-080

Pieris completed dosing of healthy volunteers in a Phase I clinical trial for its anti-hepcidin Anticalin therapeutic protein designed to treat anemia in chronic kidney disease patients suffering from functional iron deficiency. The study was a single dose escalating, blinded, placebo-controlled trial at a dose range from 0.08 to 16 mg/kg designed to evaluate the compound’s safety and tolerability in healthy volunteers. In the study, no dose-limiting toxicities were observed and a maximum tolerated dose was not reached. The Company plans to present the forthcoming unblinded data at a scientific conference in the second half of 2015.

RS-060

PRS-060 is an inhaled IL4Ra antagonist designed to address patients suffering from respiratory disease including uncontrolled asthma. With direct delivery into the lungs, PRS-060 may allow for low doses compared to subcutaneously administered antibody approaches, while offering a more convenient administration regimen and a potentially superior therapeutic index. Following its recent financing the Company has initiated IND-readiness activities, with first-in human studies forecasted to begin by the end of the first quarter of 2017 with a predicted completion date in the fourth quarter of 2017.

PRS-300

The PRS-300 series represents Pieris’ Immuno-oncology franchise with multi-specific Anticalin-based fusion proteins against a variety of tumor targets and immune checkpoints, both inhibitory and stimulatory. Pieris expects to complete drug candidate nomination for one program by the end of 2015, and prepare IND readiness studies for filing in 2017. Currently, the lead program PRS-343 is a CD137/HER2 bispecific, with multiple bispecific formats for this combination under preclinical evaluation.

Second Quarter Financial Update:

Cash – Cash and cash equivalents at June 30, 2015 totalled $10.0 million as compared to $18.5 million for the year ended December 31, 2014. During the six months ending June 30, 2015 the Company used $6.7 million in operating activities, $1.2 million in debt repayment and $0.5 million resulting from the effect of exchange rate on cash. The Company expects that its cash and cash equivalents as of June 30, 2015 plus the net proceeds of its July public offering, will be sufficient to fund the Company’s operations, based on its current business plan, into 2017.

Revenue – The Company recognized revenue of $0.2 million for the three months ended June 30, 2015, compared with $0.7 million of revenue in the three months ended June 30, 2014. This $0.5 million decrease in revenue was primarily due to reductions in milestone and research funding from collaboration projects.

R&D Expenses – Research and development expenses for the second quarter of 2015 were $1.7 million, compared with $1.1 million for the second quarter of 2014. This $0.6 million increase was primarily due to increased external clinical trial related expenses associated with PRS-080, increased salary expenses associated with the PRS-300 Series immuno-oncology programs, offset by reduced salary expense in lower priority programs.

G&A Expenses – General and administrative expenses decreased from $2.3 million for the three months ended June 30, 2014 to $2.0 million in the three months ended June 30, 2015. This $0.3 million decrease resulted primarily from lower salary costs and favourable exchange rate effect offset by increased consulting costs and costs associated with being a public company, including $0.3 million in non-cash stock based compensation expense.

Net Loss – The Company reported a net loss of $3.5 million, or $(0.12) per basic and diluted share, for the second quarter of 2015 as compared to a net loss of $2.9 million, or $(0.24) per basic and diluted share for the second quarter of 2014.

Conference Call:

Pieris management will host a conference call beginning at 10:00 AM EDT on Thursday, August 13th, 2015, to discuss the second quarter financial results and provide a corporate update. You can join the call by dialling +1-877-407-8920 (US & Canada) or +1-412-902-1010 (International) and providing the conference ID: 13603006. An archived replay of the call will be available by dialling +1-877-660-6853 (US & Canada) or +1-201-612-7415 (International).

About Pieris

Pieris is a clinical-stage biotechnology company advancing its proprietary Anticalin® technology to create differentiated drugs that have the potential to be safer and more effective than conventional approaches. Anticalins show promise in addressing high-unmet medical needs and expanding the potential of targeted therapeutics. The company currently has a diverse proprietary pipeline and has ongoing R&D collaborations with Daiichi Sankyo, the Sanofi Group, Zydus Cadila, Stelis Biopharma and Allergan. For more information visit www.pieris.com.

Company Contact:	Investor Relations Contact:
Pieris Pharmaceuticals, Inc.	The Trout Group
Darlene Deptula-Hicks	Thomas Hoffmann
Chief Financial Officer	+1-646-378-2931
+1-603-553-5803	thoffmann@troutgroup.com
deptula@pieris.com
or

Media Inquiries:	The Del Mar Consulting Group, Inc.
Gretchen Schweitzer	Robert Prag, President
+49 172 861 8540	+1-858-794-5000
gschweitzer@macbiocom.com	bprag@delmarconsulting.com

Anticalin®, Anticalins® are registered trademarks of Pieris.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods; our business and product development plans; our liquidity and ability to fund our future operations; or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Company’s Quarterly Reports on Form 10-Q.

(tables to follow)

PIERIS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	June 30,	December 31,
	2015	2014
	(unaudited)
Current assets:
Cash and cash equivalents	$10,027,305	$18,474,211
Other current assets	1,866,180	1,207,072
Prepaid expenses	732,221	109,332
Income tax receivable	16,015	14,810

Total current assets	12,641,721	19,805,425
Property and equipment, net	1,811,356	2,052,221
Deferred tax asset	24,446	26,522

Total assets	$14,477,523	$21,884,168

LIABILITIES AND STOCKHOLDERS’ EQUITY	June 30,	December 31,
	2015	2014
	(unaudited)
Current liabilities:
Trade accounts payable	$2,058,458	$1,260,015
Accrued expenses	635,561	743,865
Other current liabilities	304,012	242,755
Bank loan	—	1,270,605
Deferred tax liabilities	24,446	26,522

Total current liabilities	3,022,477	3,543,762
Other long-term liabilities	307,850	333,988

Total liabilities	3,330,327	3,877,750

Stockholders’ equity
Common stock, $0.001 par value per share, 300,000,000 shares authorized and 29,429,522 and 29,279,522 issued and outstanding at June 30, 2015 and December 31, 2014	29,430	29,280
Additional paid-in capital	85,503,241	84,627,283
Accumulated other comprehensive loss	(1,343,694)	(843,097)
Accumulated deficit	(73,041,781)	(65,807,048)

Total stockholders’ equity	11,147,196	18,006,418

Total liabilities and stockholders’ equity	$14,477,523	$21,884,168

PIERIS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenue	$160,244	$698,227	$377,864	$2,071,106
Operating costs and expenses
Research and development	(1,725,592)	(1,118,920)	(3,250,222)	(2,341,666)
General and administrative	(1,969,082)	(2,349,232)	(4,363,405)	(3,170,582)

	(3,694,674)	(3,468,152)	(7,613,627)	(5,512,248)
Loss from operations	(3,534,430)	(2,769,925)	(7,235,763)	(3,441,142)
Other income (expense)
Interest expense	(53)	(113,793)	(4,223)	(223,083)
Other income, net	4,484	2,081	5,253	2,665
Loss before income taxes	(3,529,999)	(2,881,637)	(7,234,733)	(3,661,560)
Income tax benefit	—	—	—	18

Net loss	$(3,529,999)	$(2,881,637)	$(7,234,733)	$(3,661,542)

Net loss per share
Basic and diluted	$(0.12)	$(0.24)	$(0.25)	$(0.31)
Weighted average number of common shares outstanding
Basic and diluted	29,429,522	11,828,974	29,361,566	11,828,974